Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Keith Terreri	Diane McKenna
Vice President — Finance & Treasurer	Director of Advertising & Brand Management
214-571-4641	214-571-4642
investor_relations@metropcs.com	media_relations@metropcs.com
MetroPCS Reports Quarterly Consolidated Adjusted EBITDA of $180 Million, the Highest in Company History
Second quarter highlights include:
•	Expanded Adjusted EBITDA to $180 million, an increase of 99% over second quarter 2006

•	Increased quarterly service revenues to $479 million, an increase of 56% over second quarter 2006

•	Net income increased 153% to $58 million as compared to second quarter 2006

•	Net Additions during the quarter of 155 thousand subscribers

•	Increased Core Market penetration to 11.2% from 9.6% in second quarter 2006
DALLAS (August 3, 2007) – MetroPCS Communications, Inc. (NYSE:PCS), the nation’s leading provider of unlimited wireless communications service for a flat rate with no signed contract, today announced financial and operational results for the quarter ended June 30, 2007. MetroPCS has recorded second quarter growth in Consolidated Adjusted EBITDA of 21% over the first quarter of 2007 and 63% growth when compared to the fourth quarter of 2006.
For the second quarter of 2007, MetroPCS reported total revenues of $551 million, an increase of 50% over the second quarter of 2006. Income from operations of $132 million was up 144% over the second quarter of 2006. During the second quarter of 2007, MetroPCS generated net income of $58 million versus $23 million for the second quarter of 2006, an increase of 153%. Diluted net income per common share for the second quarter of 2007 was $0.17 per share compared to $0.06 per share for the second quarter of 2006.
“Once again, MetroPCS has continued to execute on its business plan and produce superior results in the second quarter of 2007,” said Roger D. Linquist, MetroPCS’ Chairman of the Board and CEO. “We continue to see results in our markets that demonstrate that the MetroPCS value proposition continues to gain acceptance. The additional 155 thousand subscribers added during the quarter and 609 thousand added year-to-date have led to our highest ever quarterly Consolidated Adjusted EBITDA, while the reduction of our operating costs on a per user basis, places us firmly in a cost leadership position in the industry.”

Key Consolidated Financial and Operating Metrics

($ in millions except per share amounts and metrics)	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Service revenues	$479	$308	$919	$583
Total revenues	$551	$368	$1,088	$698
Income from operations	$132	$54	$235	$101
Net Income	$58	$23	$94	$41
Diluted net income per common share	$0.17	$0.06	$0.28	$0.10
Consolidated Adjusted EBITDA(1)	$180	$91	$330	$177
Consolidated Adjusted EBITDA as a percentage of service revenues	37.6%	29.4%	35.9%	30.4%

ARPU(1)	$43.18	$42.86	$43.46	$42.98
CPGA(1)	$124.79	$122.20	$115.87	$114.56
CPU(1)	$18.01	$19.78	$18.28	$19.93
Churn-Average Monthly Rate	4.8%	4.5%	4.4%	4.5%

(1) — For a reconciliation of Non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included at the end of this release.
“Keeping our costs down through efficient spending and intelligent network builds are at the very foundation of the MetroPCS operating philosophy, and have contributed to the sixth consecutive quarter of increasing Consolidated Adjusted EBITDA,” added Linquist.
Consolidated Comparison of Quarter Ended June 2007 versus Quarter Ended June 2006
MetroPCS reported a 56% increase in service revenues of $171 million that was primarily attributable to the net addition of approximately 1.1 million subscribers since last year’s second quarter and the migration of existing subscribers to higher priced service plans. Equipment revenues increased by $12 million, or 19% for the quarter primarily as a result of the sale of higher priced handsets and higher gross subscriber additions.
Income from operations increased $78 million, or 144% for the quarter ended June 2007 as compared to the prior year’s quarter. This was in part due to an increase in total revenues of $183 million, which was offset by a higher cost of service of $55 million and higher cost of equipment of $21 million, both of which were related primarily to the increase in total subscribers, the sale of new handsets to existing subscribers, and the launch of several expansion markets during 2006. Selling, general and administrative expenses increased $22 million for the quarter and was primarily related to supporting the company’s growth. Depreciation and amortization increased by $9 million for the quarter due to a larger amount of property, plant and equipment in service, both in the Core and Expansion Markets. Consolidated Adjusted EBITDA of $180 million increased $89 million when compared to the same period in the previous year.
Average revenue per user (ARPU) increased $0.32 in the second quarter compared to last year’s quarter. The company’s cost per gross addition (CPGA) of $124.79 for the quarter remained relatively flat compared to the prior year’s second quarter and continues to be among the lowest in the wireless industry. The reduction in the cost per user (CPU) of 9% from the second quarter of 2006 demonstrates the company’s ability to scale the business and generate substantial operating cash flow.
Core Markets Segment Results

($ in millions except subscribers)	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Service revenues	$356	$281	$694	$546
Total revenues	$409	$330	$814	$645
Income from Operations	$136	$99	$254	$170
Adjusted EBITDA	$168	$127	$318	$236
Adjusted EBITDA as a percentage of service revenues	47.1%	45.2%	45.8%	43.3%

Subscribers
End of Period	2,542,290	2,119,168	2,542,290	2,119,168
Net Additions	57,479	63,618	241,332	247,503
Core Markets Comparison of Quarter Ended June 2007 versus Quarter Ended June 2006
The Core Markets have continued to grow and ended the quarter with 2.5 million subscribers, an increase in penetration of covered population of 1.6% over the prior year’s second quarter. The additional 423 thousand subscribers acquired since June 30, 2006, along with the migration of existing customers to higher price service plans, generated an additional $75 million of service revenues as well as an increase in equipment revenues of $4 million for the quarter when compared to last year’s second quarter.
Income from operations increased $37 million, or 38% for the quarter ended June 30, 2007 as compared to the prior year’s quarter. This was in part due to the increase in total revenues of $79 million which was offset by a higher cost of service of $29 million and higher cost of equipment of $7 million, both of which were related primarily to the increase in total subscribers in the Core Markets. Higher selling, general and administrative expenses of $6 million were primarily a result of supporting the subscriber growth since June 30, 2006. The Core Markets generated an Adjusted EBITDA of $168 million for the quarter, an increase of 32% over last year’s quarter and a Core Markets Adjusted EBITDA as a percent of service revenues of 47%.
Expansion Markets Segment Results

($ in millions except subscribers)	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Service revenues	$123	$27	$225	$37
Total revenues	$142	$38	$274	$53
Loss from Operations	$(3)	$(44)	$(16)	$(68)
Adjusted EBITDA (Deficit)	$12	$(36)	$12	$(59)
Adjusted EBITDA as a percentage of service revenues	10.2%	n/m	5.1%	n/m

Subscribers
End of Period	1,007,626	299,741	1,007,626	299,741
Net Additions	97,234	185,232	367,598	246,785
Expansion Markets Comparison of Quarter Ended June 2007 versus Quarter Ended June 2006
The Expansion Markets’ rapid growth of subscribers has continued with over 1 million subscribers as of June 30, 2007, which represents an increase in penetration of covered population of 4.0% over the prior year’s second quarter. The additional 708 thousand subscribers that were acquired since June 30, 2006, as well as migration of existing customers to higher price service plans, resulted in an increase in service revenues of $96 million as well as an increase in equipment revenues of $8 million for the quarter as compared to the same quarter a year ago.
Loss from operations decreased $41 million, or 93% for the quarter ended June 30, 2007 as compared to the prior year’s second quarter. This was in part due to the increase in total revenues of $104 million which was offset by a higher cost of service of $26 million and higher cost of equipment of $14 million, both of which were related primarily to growth in the Expansion Markets’ subscriber base and the sale of new handsets to existing subscribers. Higher selling, general and administrative expenses of $16 million were primarily the result of supporting the subscriber growth of 236% since June 30, 2006. The Expansion Markets generated an Adjusted EBITDA of $12 million for the quarter versus an Adjusted EBITDA deficit of $36 million a year ago.
MetroPCS Conference Call Information
MetroPCS Communications, Inc. will host a conference call to discuss its 2007 Second Quarter Earnings Results at 9 a.m. (EDT) on Friday, August 3, 2007.

Date:	Friday, August 3, 2007
Time:	9 a.m. EDT
Call-in Numbers:	Toll free: 800-218-8862
International: 303-275-2170
Please plan on accessing the conference call ten minutes prior to the start time.
The conference call will be simultaneously web cast over the Internet and will be available through the Company’s Investor Relations website at http://investor.metropcs.com. A replay of the webcast will be available on the web site through August 15, 2007.
A replay of the call will be available for ten days starting shortly after the conference call concludes and can be accessed by dialing 800-405-2236 (toll free) or 303-590-3000 (international). The passcode required to listen to the replay is 11093882#.
About MetroPCS Communications, Inc.
Dallas-based MetroPCS Communications, Inc. (NYSE:PCS) is a provider of unlimited wireless communications service for a flat rate with no signed contract. MetroPCS owns or has access to licenses covering a population of approximately 140 million people in 14 of the top 25 largest metropolitan areas in the United States, including New York, Philadelphia, Boston, Miami, Orlando, Sarasota, Tampa, Atlanta, Dallas, Detroit, Las Vegas, Los Angeles, San Francisco and Sacramento. Currently, MetroPCS has over 3.5 million subscribers and offers service in the Miami, Orlando, Sarasota, Tampa, Atlanta, Dallas, Detroit, San Francisco, and Sacramento metropolitan areas.
Safe Harbor Statement
This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this news release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “may,” “will,” “forecast,” and other similar expressions.
These forward-looking statements or projections are based on reasonable assumptions at the time they are made, including our current expectations, plans and assumptions that have been made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Forward-looking statements or projections are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements and projections. Factors that may materially affect such forward-looking statements and projections include:
•	the highly competitive nature of our industry;

•	the rapid technological changes in our industry;

•	our ability to maintain adequate customer care and manage our churn rate;

•	our ability to sustain the growth rates we have experienced to date;

•	our ability to access the funds necessary to build and operate our Auction 66 Markets;

•	the costs associated with being a public company and our ability to comply with the internal financial and disclosure control and reporting obligations of public companies;

•	our ability to manage our rapid growth, train additional personnel and improve our financial and disclosure controls and procedures;

•	our ability to secure the necessary spectrum and network infrastructure equipment;

•	our ability to clear the Auction 66 Market spectrum of incumbent licensees;

•	our ability to adequately enforce or protect our intellectual property rights;

•	governmental regulation of our services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management; and

•	other factors described or referenced from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2006, in Part I, Item 1A, “Risk Factors.”
The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements and projections, which are based on current expectations and speak only as of the date of this release. MetroPCS Communications, Inc. is not obligated to, and does not undertake a duty to, update any forward-looking statement or projection to reflect events after the date of this release, except as required by law.

Notes Regarding Non-GAAP Financial Measures
The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with accounting principles generally accepted in the U.S., or GAAP, as well as non-GAAP financial measures. Consolidated Adjusted EBITDA, ARPU, CPGA, and CPU are non-GAAP financial measures. As described more fully in the note to the attached financial tables, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the telecommunications industry and believes the use of this information and non-GAAP financial measures are helpful in understanding and analyzing the performance of the company. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included toward the end of this release.

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share information)
(Unaudited)

	June 30,	December 31,
	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	$227,836	$161,498
Short-term investments	1,539,438	390,651
Restricted short-term investments	—	607
Inventories, net	90,000	92,915
Accounts receivable (net of allowance for uncollectible accounts of $2,306 and $1,950 at June 30, 2007 and December 31, 2006, respectively)	29,533	28,140
Prepaid expenses	44,667	33,109
Deferred charges	25,423	26,509
Deferred tax asset	815	815
Other current assets	20,998	24,283

Total current assets	1,978,710	758,527
Property and equipment, net	1,534,402	1,256,162
Long-term investments	8,573	1,865
FCC licenses	2,072,895	2,072,885
Microwave relocation costs	9,600	9,187
Other assets	62,165	54,496

Total assets	$5,666,345	$4,153,122

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$402,538	$325,681
Current maturities of long-term debt	16,000	16,000
Deferred revenue	102,869	90,501
Other current liabilities	4,228	3,447

Total current liabilities	525,635	435,629
Long-term debt, net	2,995,355	2,580,000
Deferred tax liabilities	241,308	177,197
Deferred rents	26,297	22,203
Redeemable minority interest	4,521	4,029
Other long-term liabilities	30,787	26,316

Total liabilities	3,823,903	3,245,374
COMMITMENTS AND CONTINGENCIES
SERIES D CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 4,000,000 shares designated at December 31, 2006, 0 and 3,500,993 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively; Liquidation preference of $447,388 at December 31, 2006	—	443,368
SERIES E CUMULATIVE CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK, par value $0.0001 per share, 500,000 shares designated at December 31, 2006, 0 and 500,000 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively; Liquidation preference of $54,019 at December 31, 2006	—	51,135
OPTIONS SUBJECT TO RESCISSION	1,437	—
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized, 4,000,000 of which were designated as Series D Preferred Stock and 500,000 of which were designated as Series E Preferred Stock at December 31, 2006; no shares of preferred stock other than Series D & E Preferred Stock (presented above) issued and outstanding at June 30, 2007 and December 31, 2006	—	—
Common Stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 346,728,450 and 157,052,097 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	35	16
Additional paid-in capital	1,502,290	166,315
Retained earnings	332,453	245,690
Accumulated other comprehensive income	6,227	1,224

Total stockholders’ equity	1,841,005	413,245

Total liabilities and stockholders’ equity	$5,666,345	$4,153,122

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except share and per share information)
(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES:
Service revenues	$479,341	$307,843	$918,857	$583,260
Equipment revenues	71,835	60,351	169,005	114,395

Total revenues	551,176	368,194	1,087,862	697,655

OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $36,653, $29,433, $71,827 and $54,289, shown separately below)	162,227	107,497	307,562	199,987
Cost of equipment	133,439	112,005	306,747	212,916
Selling, general and administrative expenses (excluding depreciation and amortization expense of $4,471, $2,883, $8,677 and $5,287, shown separately below)	82,717	60,264	155,654	111,701
Depreciation and amortization	41,124	32,316	80,504	59,576
(Gain) loss on disposal of assets	(393)	2,013	2,657	12,377

Total operating expenses	419,114	314,095	853,124	596,557

Income from operations	132,062	54,099	234,738	101,098

OTHER EXPENSE (INCOME):
Interest expense	49,168	21,713	98,144	42,597
Accretion of put option in majority-owned subsidiary	254	203	492	360
Interest and other income	(14,494)	(6,147)	(21,651)	(10,719)
Gain on extinguishment of debt	—	(27)	—	(244)

Total other expense	34,928	15,742	76,985	31,994

Income before provision for income taxes	97,134	38,357	157,753	69,104

Provision for income taxes	(39,040)	(15,368)	(63,307)	(27,745)

Net income	58,094	22,989	94,446	41,359

Accrued dividends on Series D Preferred Stock	(1,319)	(5,237)	(6,499)	(10,417)
Accrued dividends on Series E Preferred Stock	(189)	(748)	(929)	(1,488)
Accretion on Series D Preferred Stock	(30)	(118)	(148)	(236)
Accretion on Series E Preferred Stock	(22)	(85)	(107)	(170)

Net income applicable to Common Stock	$56,534	$16,801	$86,763	$29,048

Net income	$58,094	$22,989	$94,446	$41,359
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities, net of tax	1,807	(744)	2,402	(516)
Unrealized gain on cash flow hedging derivative, net of tax	6,898	619	5,129	1,230
Reclassification adjustment for gains included in net income, net of tax	(1,487)	(20)	(2,528)	(515)

Comprehensive income	$65,312	$22,844	$99,449	$41,558

Net income per common share:
Basic	$0.17	$0.06	$0.29	$0.11

Diluted	$0.17	$0.06	$0.28	$0.10

Weighted average shares:
Basic	296,670,880	155,829,673	227,238,734	155,503,804

Diluted	306,484,317	159,350,145	235,898,089	159,318,289

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the six months ended
	June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94,446	$41,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,504	59,576
Provision for uncollectible accounts receivable	23	111
Deferred rent expense	4,265	3,376
Cost of abandoned cell sites	3,832	638
Non-cash interest expense	2,048	776
Loss on disposal of assets	2,657	12,377
Gain on extinguishment of debt	—	(244)
Gain on sale of investments	(2,241)	(1,268)
Accretion of asset retirement obligation	572	298
Accretion of put option in majority-owned subsidiary	492	360
Deferred income taxes	62,158	26,496
Stock-based compensation expense	11,864	3,969
Changes in assets and liabilities:
Inventories	2,741	10,295
Accounts receivable	(1,415)	(3,804)
Prepaid expenses	(7,625)	(3,074)
Deferred charges	1,086	(8,631)
Other assets	(9,332)	258
Accounts payable and accrued expenses	7,212	38,066
Deferred revenue	12,383	16,504
Other liabilities	1,639	1,630

Net cash provided by operating activities	267,309	199,068

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(347,114)	(307,296)
Change in prepaid purchases of property and equipment	(3,389)	(708)
Proceeds from sale of property and equipment	188	25
Purchase of investments	(2,371,757)	(537,806)
Proceeds from sale of investments	1,226,823	645,834
Change in restricted cash and investments	556	(3,174)
Microwave relocation costs	(400)	—

Net cash used in investing activities	(1,495,093)	(203,125)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	59,076	27,717
Proceeds from 9 1/4% Senior Notes	423,500	—
Proceeds from initial public offering	862,500	—
Debt issuance costs	(3,008)	(104)
Cost of raising capital	(44,266)	—
Repayment of debt	(8,000)	(2,011)
Proceeds from minority interest in majority-owned subsidiary	—	2,000
Proceeds from exercise of stock options	4,320	337

Net cash provided by financing activities	1,294,122	27,939

INCREASE IN CASH AND CASH EQUIVALENTS	66,338	23,882
CASH AND CASH EQUIVALENTS, beginning of period	161,498	112,709

CASH AND CASH EQUIVALENTS, end of period	$227,836	$136,591

Definition of Terms and Reconciliation of Non-GAAP Financial Measures
The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.
Average revenue per user, or ARPU, cost per gross addition, or CPGA, and cost per user, or CPU, are non-GAAP financial measures utilized by the Company’s management to judge the Company’s ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company’s operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile non-GAAP financial measures with the Company’s financial statements presented in accordance with GAAP.
ARPU — The Company utilizes ARPU to evaluate per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of activation revenues, as these amounts are a component of costs of acquiring new customers and are included in the calculation of CPGA. ARPU is also calculated exclusive of E-911, FUSF and vendor’s compensation charges, as these are generally pass through charges that the Company collects from its customers and remits to the appropriate government agencies.
Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The following table shows the calculation of ARPU for the periods indicated.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
	(in thousands, except average number
	of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$479,341	$307,843	$918,857	$583,260
Less:
Activation revenues	(2,683)	(1,979)	(5,142)	(3,903)
E-911, FUSF and vendor’s compensation charges	(25,721)	(10,752)	(45,992)	(19,710)

Net service revenues	$450,937	$295,112	$867,723	$559,647
Divided by: Average number of customers	3,480,780	2,295,249	3,328,032	2,170,180

ARPU	$43.18	$42.86	$43.46	$42.98

CPGA — The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover customer acquisition costs. This measure also allows management to compare the Company’s average acquisition costs per new customer to those of other wireless broadband PCS providers. Activation revenues and equipment revenues related to new customers are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
	(in thousands, except gross customer
	additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$33,365	$26,437	$63,471	$46,734
Less: Activation revenues	(2,683)	(1,979)	(5,142)	(3,903)
Less: Equipment revenues	(71,835)	(60,351)	(169,005)	(114,395)
Add: Equipment revenue not associated with new customers	33,892	26,904	75,902	51,768
Add: Cost of equipment	133,439	112,005	306,747	212,916
Less: Equipment costs not associated with new customers	(43,795)	(34,669)	(98,964)	(70,033)

Gross addition expenses	$82,383	$68,347	$173,009	$123,087
Divided by: Gross customer additions	660,149	559,309	1,493,132	1,074,462

CPGA	$124.79	$122.20	$115.87	$114.56

CPU — CPU is cost of service and general and administrative costs (excluding applicable non-cash stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition (which includes the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)) exclusive of E-911, FUSF and vendor’s compensation charges, divided by the sum of the average monthly number of customers during such period. CPU does not include any depreciation and amortization expense. Management uses CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company’s business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless providers. We believe investors use CPU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless providers. Other wireless carriers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CPU.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
	(in thousands, except average number
	of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$162,227	$107,497	$307,562	$199,987
Add: General and administrative expense	49,352	33,827	92,183	64,967
Add: Net loss on equipment transactions unrelated to initial customer acquisition	9,903	7,765	23,062	18,265
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(7,653)	(2,158)	(11,864)	(3,969)
Less: E-911, FUSF and vendor’s compensation charges	(25,721)	(10,752)	(45,992)	(19,710)

Total costs used in the calculation of CPU	$188,108	$136,179	$364,951	$259,540
Divided by: Average number of customers	3,480,780	2,295,249	3,328,032	2,170,180

CPU	$18.01	$19.78	$18.28	$19.93

The Company’s senior secured credit facility calculates consolidated Adjusted EBITDA as: consolidated net income plus depreciation and amortization; gain (loss) on disposal of assets; non-cash expenses; gain (loss) on extinguishment of debt; provision for income taxes; interest expense; and certain expenses of MetroPCS Communications minus interest and other income and non-cash items increasing consolidated net income. The Company considers Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to the Company’s ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and fund future growth. The Company presents Adjusted EBITDA because covenants in its senior secured credit facility contain ratios based on this measure. If the Company’s Adjusted EBITDA were to decline below certain levels, covenants in the Company’s senior secured credit facility that are based on Adjusted EBITDA, including the maximum senior secured leverage ratio covenant, may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under the Company’s senior secured credit facility. The Company’s maximum senior secured leverage ratio is required to be less than 4.5 to 1.0 based on Adjusted EBITDA plus the impact of certain new markets. The lenders under the senior secured credit facility use the senior secured leverage ratio to measure the Company’s ability to meet its obligations on its senior secured debt by comparing the total amount of such debt to its Adjusted EBITDA, which the Company’s lenders use to estimate its cash flow from operations. The senior secured leverage ratio is calculated as the ratio of senior secured indebtedness to Adjusted EBITDA, as defined by the senior secured credit facility. Adjusted EBITDA is not a measure calculated in accordance with GAAP, and should not be considered a substitute for, operating income, net income, or any other measure of financial performance reported in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an alternative to, or more meaningful than cash flows from operating activities, as determined in accordance with GAAP.
The following table shows the calculation of our consolidated Adjusted EBITDA, as defined in the Company’s senior secured credit facility, for the three and six months ended June 30, 2007 and 2006.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
	(in thousands)
Calculation of Consolidated Adjusted EBITDA:
Net income	$58,094	$22,989	$94,446	$41,359
Adjustments:
Depreciation and amortization	41,124	32,316	80,504	59,576
(Gain) loss on disposal of assets	(393)	2,013	2,657	12,377
Stock-based compensation expense (1)	7,653	2,158	11,864	3,969
Interest expense	49,168	21,713	98,144	42,597
Accretion of put option in majority-owned subsidiary (1)	254	203	492	360
Interest and other income	(14,494)	(6,147)	(21,651)	(10,719)
Gain on extinguishment of debt	—	(27)	—	(244)
Provision for income taxes	39,040	15,368	63,307	27,745

Consolidated Adjusted EBITDA	$180,446	$90,586	$329,763	$177,020

(1)	Represents a non-cash expense, as defined by our senior secured credit facility.
In addition, for further information, the following table reconciles consolidated Adjusted EBITDA, as defined in the Company’s senior secured credit facility, to cash flows from operating activities for the three and six months ended June 30, 2007 and 2006.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Consolidated Adjusted EBITDA:
Net cash provided by operating activities	$155,737	$133,440	$267,309	$199,068
Adjustments:
Interest expense	49,168	21,713	98,144	42,597
Non-cash interest expense	(953)	(397)	(2,048)	(776)
Interest and other income	(14,494)	(6,147)	(21,651)	(10,719)
Recovery of (provision for) uncollectible accounts receivable	105	(249)	(23)	(111)
Deferred rent expense	(2,226)	(1,961)	(4,265)	(3,376)
Cost of abandoned cell sites	(2,035)	(408)	(3,832)	(638)
Accretion of asset retirement obligation	(289)	(165)	(572)	(298)
Gain on sale of investments	1,281	969	2,241	1,268
Provision for income taxes	39,040	15,368	63,307	27,745
Deferred income taxes	(38,547)	(14,743)	(62,158)	(26,496)
Changes in working capital	(6,341)	(56,834)	(6,689)	(51,244)

Consolidated Adjusted EBITDA	$180,446	$90,586	$329,763	$177,020

The following table reconciles segment Adjusted EBITDA (deficit) for the three and six months ended June 30, 2007 and 2006 to consolidated income before provision for income taxes:

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
	(in thousands)
Segment Adjusted EBITDA (Deficit):
Core Markets Adjusted EBITDA	$167,869	$127,182	$318,191	$236,302
Expansion Markets Adjusted EBITDA (Deficit)	12,577	(36,596)	11,572	(59,282)

Total	180,446	90,586	329,763	177,020
Depreciation and amortization	(41,124)	(32,316)	(80,504)	(59,576)
Gain (loss) on disposal of assets	393	(2,013)	(2,657)	(12,377)
Stock-based compensation expense	(7,653)	(2,158)	(11,864)	(3,969)
Interest expense	(49,168)	(21,713)	(98,144)	(42,597)
Accretion of put option in majority-owned subsidiary	(254)	(203)	(492)	(360)
Interest and other income	14,494	6,147	21,651	10,719
Gain on extinguishment of debt	—	27	—	244

Consolidated income before provision for income taxes	$97,134	$38,357	$157,753	$69,104